UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Destra Multi-Alternative Fund

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EXPLANATORY NOTE

On May 28, 2020, Destra Multi-Alternative Fund (the “Fund”) filed with the Securities and Exchange Commission its definitive proxy statement for a meeting of the Fund’s shareholders to be held on June 15, 2020 (the “Proxy Statement”). This Amendment No. 1 (this “Amendment No. 1”) is being filed to replace the “Actual Expenses” and “Pro Forma Expenses” tables, each appearing on page 10 of the Proxy Statement, and the related “Actual” and “Pro Forma” expense examples on page 11 of the Proxy Statement, in order to reflect the Fund’s expenses for the three-month period ended May 31, 2020.

Except as described below, this Amendment No. 1 does not modify or update any disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO PROXY STATEMENT

Each of the “Actual Expenses” and the “Pro Forma Expenses” tables included on page 10 of the Proxy Statement is hereby replaced with the following and reflects information for the three-month period ended May 31, 2020:

ACTUAL EXPENSES

Class I
Annual Fund Expenses(1) (as a percentage of average net assets attributable to Shares)
Management Fee	1.35%
Interest Payments on Borrowed Funds(2)	0.73%
Other Expenses
Shareholder Servicing Fee	None
Distribution Fee	None
Remaining Other Expenses	0.92%
Acquired Fund Fees and Expenses(3)	1.57%
Total Annual Fund Operating Expenses	4.57%
Fee Waiver and/or Expense Reimbursement(4)	(0.57)%
Total Annual Fund Operating Expenses (after Fee Waiver and/or Expense Reimbursement)(4)	4.00%

PRO FORMA EXPENSES

Class I
Annual Fund Expenses(1) (as a percentage of average net assets attributable to Shares)
Management Fee (5)	1.75%
Interest Payments on Borrowed Funds(2)	0.73%
Other Expenses
Shareholder Servicing Fee	None
Distribution Fee	None
Investor Support and Secondary Market Support Services Fee(6)	0.13%
Remaining Other Expenses	0.54%
Acquired Fund Fees and Expenses(3)	1.57%
Total Annual Fund Operating Expenses	4.72%
Fee Waiver and/or Expense Reimbursement(7)	(0.14)%
Total Annual Fund Operating Expenses (after Fee Waiver and/or Expense Reimbursement)(7)	4.58%

(1)	The operating expenses in this fee table will not correlate to the expense ratio in the Fund’s financial highlights because this fee table reflects only the direct operating expenses incurred by the Fund and not Acquired Fund Fees and Expenses.
(2)	Interest Payments on Borrowed Funds are based on estimated amounts for the current fiscal year.
(3)	Acquired Fund Fees and Expenses are the indirect costs of investing in other investment companies, including private funds, but does not include REITs.
(4)	Destra has contractually agreed to reduce its fees and/or absorb expenses of the Fund, until at least November 30, 2021, to ensure that total annual Fund operating expenses after fee waiver and/or reimbursement (excluding any front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses, fees and expenses associated with investments in other collective investment vehicles or derivative instruments (including for example options and swap fees and expenses), borrowing costs (such as interest and dividend expense on securities sold short), taxes and extraordinary expenses, such as litigation expenses (which may include indemnification of Fund officers and Trustees and contractual indemnification of Fund service providers (other than the Adviser)) will not exceed 1.70% for Class I shares net assets (the “Expense Limitation”). In consideration of Destra’s agreement to limit the Fund’s expenses, the Fund has agreed to repay Destra pro rata in the amount of any Fund expense paid or waived by it, subject to the limitations that: (1) the reimbursement for expenses will be made only if payable not more than three years following the time such payment or waiver was made; and (2) the reimbursement may not be made if it would cause the Fund’s then-current Expense Limitation, if any, and the Expense Limitation that was in effect at the time when Destra reimbursed, paid or absorbed the ordinary operating expenses that are the subject of the repayment, to be exceeded. Destra may not terminate the Expense Limitation Agreement during the initial term. After the initial term, either the Board or Destra may terminate the Expense Limitation Agreement upon 60 days’ written notice.

(5)	The pro forma management fee is calculated and payable quarterly in arrears at the annual rate of 1.35% of the Fund’s average daily Managed Assets during such period. “Managed Assets” means the total assets of the Fund (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund’s accrued liabilities (other than money borrowed for investment purposes). The management fee shown in the table above is higher than the contractual rate because the management fee in the table is calculated as a percentage of average net assets, rather than managed assets. Because the pro forma management fee is based on the Fund’s average daily managed assets, the Fund’s use of leverage, if any, will increase the management fee and the sub-advisory fee paid to Destra and Pinhook, respectively.
(6)	The Fund has retained the Adviser to provide investor support services and secondary market support services in connection with the ongoing operation of the Fund. The Fund pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.10% of the Fund’s average daily Managed Assets.
(7)

The pro forma Fee Waiver and/or Expense Reimbursement assumes the implementation of the new expense limitation agreement upon listing of the Fund’s Shares. See Proposal 3. Destra agrees with the Fund to reimburse and/or pay or absorb, on a quarterly basis, the ordinary operating expenses (as defined below) of the Fund to the extent that such expenses exceed 0.53% per annum of the Fund’s average daily net assets. “Ordinary operating expenses” consist of all ordinary expenses of the Fund, including administration fees, transfer agent fees, organization and offering expenses, fees paid to the Fund’s trustees, administrative services expenses, and related costs associated with legal, regulatory compliance and investor relations, but excluding the following: (a) investment management fees, (b) portfolio transaction and other investment-related costs (including brokerage commissions, dealer and underwriter spreads, and commitment fees on any leverage facilities, prime broker fees and expenses, and dividend expenses related to short sales), (c) interest expense and other financing costs, (d) taxes, (e) distribution fees and/or shareholder servicing fees, if any, (f) acquired fund fees and expenses, and (g) extraordinary expenses. Recoupment by the Adviser of any waiver or reimbursement within three years from the date of the waiver is allowed, provided that the Fund is able to make the repayment without exceeding the expense limitation in place at the time of waiver or the current expense limitation and the repayment is approved by the Board of Trustees. The agreement is terminable only by the Board of Trustees upon sixty (60) days’ written notice to the Adviser.

The “Actual” and “Pro Forma” expense examples included on page 11 of the Proxy Statement are hereby replaced with the following and reflect information for the three-month period ended May 31, 2020:

ACTUAL

Share Class	1 Year	3 Years	5 Years	10 Years
Class I	$40	$133	$226	$464

PRO FORMA

Share Class	1 Year	3 Years	5 Years	10 Years
Class I	$46	$138	$232	$468